Exhibit 10.9

FORM OF STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of                     , 2013, by and among ATHLON ENERGY INC., a Delaware corporation (the “Corporation”), and those stockholders of the Corporation listed on Schedule A hereto.

WHEREAS, the Corporation, the Apollo Entities (as defined below) and the Employee Stockholders (as defined below), as the holders of the majority shares of Stock (as defined below) owned by the stockholders of the Corporation listed on Schedule A hereto wish to enter into this Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1               Definitions; Interpretation.

(a)           Definitions.  As used herein, the following terms shall have the following respective meanings:

“Adoption” has the meaning set forth in Exhibit A.

“Affiliate” means (a) as to any Person, other than an individual, any other Person or entity who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person and (b) as to any individual, in addition to any Person in clause (a), (i) any member of the immediate family of an individual Stockholder, including parents, siblings, spouse and children (including those by adoption), the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and, in any such case, any trust whose primary beneficiary is such individual Stockholder or one or more members of such immediate family and/or such Stockholder’s lineal descendants, (ii) the legal representative or guardian of such individual Stockholder or of any such immediate family member in the event such individual Stockholder or any such immediate family member becomes mentally incompetent and (iii) any Person controlling, controlled by or under common control with a Stockholder; provided that the term “Affiliate” shall not include at any time any portfolio companies of Apollo. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” has the meaning set forth in the Preamble.

“Apollo” means, collectively, Apollo Investment Fund VII, L.P. and its parallel funds.

“Apollo Demand Notice” has the meaning set forth in Section 3(a).

“Apollo Entities” means Apollo, Apollo Athlon Holdings, L.P., AP Overseas VII (Athlon FC) Holdings, L.P. and each of their respective Affiliates.

“Apollo Registration Demand” has the meaning set forth in Section 3(a).

“Apollo Stockholder” means any Apollo Entity that owns any shares of Stock in the Corporation.

“Board” means the board of directors of the Corporation.

“Business Day” means a day that is not a Saturday, Sunday or day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation and any stock into which such Stock may hereafter be changed or for which such Common Stock may be exchanged, and shall also include any Common Stock of the Corporation of any class hereafter authorized.

“Control Disposition” means a Disposition by the Apollo Entities that would have the effect of transferring to a Person or Group that is not an Affiliate of the Apollo Entities or a portfolio company of one or more Apollo Entities or Affiliates thereof a number of shares of Common Stock such that, following the consummation of such Disposition, such Person or Group possesses the voting power to elect a majority of the Board (whether by merger, consolidation, sale or transfer of Common Stock or otherwise) or a majority of the board of directors (or similar body) of any successor entity.

“Corporation” has the meaning set forth in the Preamble.

“Corporation Registration” has the meaning set forth in Section 4(a).

“Corporation Securities” has the meaning set forth in Section 4(c)(i).

“Demand Notice” has the meaning set forth in Section 3(b).

“Disposition” (including, with correlative meaning, the term “Dispose”) means (a) any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Common Stock (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Common Stock, whether voluntary or involuntary.

“Employee Stockholder” means each of the Stockholders who is executing this Agreement, who is at the time of such execution an employee of, or who serves at the time of such execution as a consultant to or director of, the Corporation or its Subsidiaries or Affiliates.

“Employee Stockholder Registration Demand” has the meaning set forth in Section 3(a).

“Exchange Agreement” means that Exchange Agreement, dated                       , 2013, among the Partnership, the Corporation and certain holders of limited partner interests in the Partnership.

“Group” has the meaning set forth in Section 13(d)(3) of the Securities Exchange Act.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“IPO” means an initial public offering of the shares of Common Stock in a firm commitment underwriting effected by the Corporation pursuant to a Registration Statement.

“Losses” has the meaning set forth in Section 5(a).

“Partnership” means Athlon Holdings LP, a Delaware limited partnership.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Registrable Securities” means shares of Common Stock and any shares of Common Stock which were acquired by a Stockholder as of the date of this Agreement; provided that any Registrable Security will cease to be a Registrable Security when (a) a Registration Statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has been disposed of pursuant to such effective Registration Statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it is eligible for sale under such Rule 144, not taking into account any volume limitations or (c) it shall have been otherwise transferred and a new certificate for it not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Corporation; provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration Expenses” means all expenses incurred by the Corporation in complying with Section 4, including, without limitation, all registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes, fees of transfer agents and registrars, and the reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities, but excluding any underwriting discounts and selling commissions only to the extent applicable on a per share basis to Registrable Securities of the selling holders.

“Registration Statement” means any registration statement of the Corporation filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representative” has the meaning set forth in Section 9(a).

“SEC” means the Securities and Exchange Commission or any successor governmental agency.

“Section 4(c) Sale Number” has the meaning set forth in Section 4(c).

“Section 4(d) Sale Number” has the meaning set forth in Section 4(d).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Senior Management” has the meaning set forth in Section 9(a).

“Stock” means (i) the outstanding shares of Common Stock of the Corporation, (ii) any additional shares of Common Stock of the Corporation that may be issued in the future and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged.

“Stockholder Registration” has the meaning set forth in Section 4(a).

“Stockholders” means those Persons identified on the signature pages hereto as the Stockholders and shall include any other Person who agrees in writing with the parties hereto to be bound by and to comply with all the provisions of this Agreement applicable to a Stockholder, including any Person who becomes a party to this Agreement by executing an Adoption Agreement substantially in the form of Exhibit A or in such other form as is reasonably satisfactory to the Corporation.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.

Any capitalized term used in any Section of this Agreement that is not defined in this Section 1 shall have the meaning ascribed to it in such other Section.

(b)           Rules of Construction.  For all purposes of this Agreement, unless otherwise expressly provided:

(i)            “own,” “ownership,” “held” and “holding” refer to ownership or holding as record holder or record owner;

(ii)           the headings and captions of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms hereof; and

(iii)          whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

Section 2               Securities Restrictions; Apollo Transfers.

(a)           Securities Restrictions.

(i)            Notwithstanding any other provision of this Agreement, no shares of Common Stock covered by this Agreement shall be transferable except upon the conditions specified in this Section 2(a), which conditions are intended to ensure compliance with the provisions of the Securities Act.

(ii)           Each certificate or book-entry notation representing shares of Common Stock covered by this Agreement shall (unless otherwise permitted by the provisions of paragraph (iv) of this Section 2(a)) be stamped or otherwise imprinted with a legend in substantially the form provided in Section 12.

(iii)          The holder of any shares of Common Stock covered by this Agreement agrees, prior to any transfer of any such shares, to give written notice to the Corporation of such holder’s intention to effect such transfer and to comply in all other respects with the provisions of this Section 2(a).  Each such notice shall describe the manner and circumstances of the proposed transfer.  Upon request by the Corporation, the holder delivering such notice shall deliver a written opinion, addressed to the Corporation, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Corporation) such proposed transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act.  Such holder of such shares shall be entitled to transfer such shares in accordance with the terms of the notice delivered to the Corporation, if the Corporation does not reasonably object to such transfer and request such opinion within fourteen (14) Business Days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within fourteen (14) Business Days after delivery of such opinion.  Subject to paragraph (iv) of this Section 2(a), each certificate or other instrument evidencing any such transferred shares of Common Stock shall bear the legend required by paragraph (ii) of this Section 2(a) unless (A) such opinion of counsel to the holder of such shares (which opinion and counsel shall be reasonably acceptable to the Corporation) states that registration of any future transfer is not required by the applicable provisions of the Securities Act or (B) the Corporation shall have waived the requirement of such legend, which waiver may or may not be given in the Corporation’s absolute discretion.

(iv)          Notwithstanding the foregoing provisions of this Section 2(a), the restrictions imposed by this Section 2(a) upon the transferability of any shares of Common Stock covered by this Agreement shall cease and terminate when (A) any such shares are sold or otherwise disposed of pursuant to an effective Registration Statement under the Securities Act or (B) the holder of such shares has met the requirements for transfer of such shares pursuant to Rule 144 under the Securities Act.  Whenever the restrictions imposed by this Section 2(a) shall terminate, the holder of any shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate (or book-entry notation) not bearing the restrictive legend set forth in Section 12 and not containing any other reference to the restrictions imposed by this Section 2(a).

(b)           Apollo Transfers.  In the event that any Person that is an Affiliate of the Apollo Entities acquires shares of Common Stock from the Apollo Stockholders or any other Affiliate of the Apollo Entities, such Person shall be subject to and have the benefit of any and all rights, obligations and restrictions of the Apollo Entities hereunder, as if such Person were an Apollo Entity.

Section 3               Demand Registration Rights.

(a)           Apollo Registration Rights.  Subject to the provisions of this Section 3, at any time and from time to time after the date of this Agreement, Apollo may make one or more written demands (each, an “Apollo Registration Demand”) to the Corporation requiring the Corporation to register, under and in accordance with the provisions of the Securities Act, all or part of the Apollo Stockholders’ shares of Common Stock.  All Apollo Registration Demands made pursuant to this Section 3 will specify the aggregate amount of shares of Common Stock to be registered, the intended methods of disposition thereof (including whether the offering is to be an Underwritten Offering) and the registration procedures to be undertaken by the Corporation in connection therewith (an “Apollo Demand Notice”).  Subject to Section 3(b), promptly upon receipt of any such Apollo Demand Notice, the Corporation will file the applicable Registration Statement as soon as reasonably practicable and will use its best efforts to, in accordance with the terms set forth in the Apollo Demand Notice, effect within one hundred eighty (180) days of the filing of such Registration Statement the registration under the Securities Act (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of the shares of Common Stock that the Corporation has been so required to register.

(b)           Employee Stockholder Registration Rights.  Subject to the provisions of this Section 3 and the Contribution and Exchange Agreement, dated as of April 26, 2013, by and among the Class B limited partners of the Partnership and the Corporation, at any time and from time to time after the date of this Agreement, so long as the Employee Stockholders collectively own at least 1% of the outstanding Common Stock, the Employee Stockholders may make one or more written demands (each, an “Employee Stockholder Registration Demand” and, together with an Apollo Registration Demand, a

“Registration Demand”) to the Corporation requiring the Corporation to register, under and in accordance with the provisions of the Securities Act, all or part of the Employee Stockholders’ shares of Common Stock.  All Employee Stockholder Registration Demands made pursuant to this Section 3 will specify the aggregate amount of shares of Common Stock to be registered, the intended methods of disposition thereof (including whether the offering is to be an Underwritten Offering) and the registration procedures to be undertaken by the Corporation in connection therewith (an “Employee Stockholder Demand Notice” and, together with an Apollo Demand Notice, a “Demand Notice”).  Subject to Section 3(c), promptly upon receipt of any such Employee Stockholder Demand Notice, the Corporation will file the applicable Registration Statement as soon as reasonably practicable and will use its best efforts to, in accordance with the terms set forth in the Employee Stockholder Demand Notice, effect within one hundred eighty (180) days of the filing of such Registration Statement the registration under the Securities Act (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of the shares of Common Stock that the Corporation has been so required to register.

(c)           Registration Obligations and Procedures.

(i)            If the Corporation receives a Registration Demand and the Corporation furnishes to Apollo or the Employee Stockholders (each, a “Requesting Stockholder”) a copy of a resolution of the Board certified by the secretary of the Corporation stating that in the good faith judgment of the Board it would be materially adverse to the Corporation for a Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Corporation shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the Demand Notice for such registration from the Requesting Stockholder. The Corporation shall not be permitted to provide such notice more than twice in any three hundred sixty (360) day period.  If the Corporation shall so postpone the filing of a Registration Statement, the Requesting Stockholder may withdraw the Registration Demand by so advising the Corporation in writing within thirty (30) days after receipt of the notice of postponement.  In addition, if the Corporation receives a Registration Demand and the Corporation is then in the process of preparing to engage in a public offering, the Corporation shall inform the Requesting Stockholder of the Corporation’s intent to engage in a public offering and may require the Requesting Stockholder to withdraw such Registration Demand for a period of up to one hundred twenty (120) days so that the Corporation may complete its public offering.  In the event that the Corporation ceases to pursue such public offering, it shall promptly inform the Requesting Stockholder, and the Requesting Stockholder shall be permitted to submit a new Registration Demand.  For the avoidance of doubt, the Requesting Stockholders shall have the right to participate in the Corporation’s public offering as provided in Section 4.

(ii)           Registrations under this Section 3 shall be on such appropriate registration form of the SEC (A) as shall be selected by the Corporation and as shall be reasonably acceptable to the Requesting Stockholder, and (B) as shall permit the disposition of such shares in accordance with the intended method or methods of disposition specified in the Demand Notice.  If, in connection with any registration under this Section 3 that is proposed by the Corporation to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Corporation in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(iii)          The Corporation shall use its best efforts to keep any Registration Statement filed in response to a Registration Demand effective for as long as is necessary for the Requesting Stockholders to dispose of the covered securities.

(iv)          In the case of an Underwritten Offering in connection with a Registration Demand, the Requesting Stockholders shall select the underwriters, provided that the managing underwriter shall be a nationally recognized investment banking firm.  The Requesting Stockholders shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement in connection with a Registration Demand, the applicable underwriting discount and other financial terms (including the material terms of the applicable underwriting agreement) and determine the timing of any such registration and sale, subject to Section 3(c)(i), and the Requesting Stockholders shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering.

(d)           No Inconsistent Agreements.  The Corporation represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with this Section 3.  Other than the underwriting agreement entered into in connection with the IPO, the Corporation shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or conflicts with the rights granted under this Section 3.

Section 4               Piggyback Registration Rights.

(a)           Piggyback Rights.  Subject to Section 4(c), and except in connection with the IPO (for which this Section 4(a) shall not apply), if the Corporation at any time proposes to register any Stock for its own account (a “Corporation Registration”) or for the account of any Stockholder possessing demand rights (including, for the avoidance of doubt, in connection with a Registration Demand) (a “Stockholder Registration”) under the Securities Act by registration on Form S-1 or Form S-3 or any successor or similar form(s) (except registrations on any such Form or similar form(s) solely for registration of securities in connection with an employee benefit plan, a dividend reinvestment plan or a merger or consolidation, or incidental to an issuance of securities under Rule 144A under the Securities Act), it will at such time give prompt written notice to the Stockholders of its intention to do so, including the anticipated filing date of the Registration Statement and, if known, the number of shares of Stock that are proposed to be included in such Registration Statement, and of the Stockholders’ rights under this

Section 4. Upon the written request of a Stockholder (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Stockholder and such other information as is reasonably required to effect the registration of such shares of Stock), made as promptly as practicable and in any event within fourteen (14) Business Days after the receipt of any such notice (five (5) Business Days if the Corporation states in such written notice or gives telephonic notice to such Stockholder, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Corporation, subject to Section 4(c), shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Corporation has been so requested to register by the Stockholders; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Corporation shall determine for any reason not to register or to delay registration of such securities, the Corporation shall give written notice of such determination to the Stockholders requesting registration under this Section 4 (which such Stockholders will hold in strict confidence) and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Corporation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

(b)           Stockholder Withdrawal.  Each Stockholder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 4 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Corporation of its request to withdraw.

(c)           Corporation Registration Underwriters’ Cutback.  In the case of a Corporation Registration, if the managing underwriter of any underwritten offering shall inform the Corporation by letter of its belief that the number of Registrable Securities requested to be included in such registration pursuant to this Section 4, when added to the number of other securities to be offered in such registration by the Corporation, would materially adversely affect such offering, then the Corporation shall include in such registration, to the extent of the total number of securities which the Corporation is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the “Section 4(c) Sale Number”), securities in the following priority:

(i)            First, all Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock that the Corporation proposes to register for its own account (the “Corporation Securities”); and

(ii)           Second, to the extent that the number of Corporation Securities to be included is less than the Section 4(c) Sale Number, the Registrable Securities

requested to be included by the Stockholders; the securities requested to be included pursuant to this Section 4(c)(ii) shall be included on a pro rata basis based on the number of Registrable Securities subject to registration rights owned by each holder requesting inclusion in relation to the number of Registrable Securities then owned by all holders requesting inclusion, provided that the number of Registrable Securities owned by such Stockholders shall not include shares underlying any unvested options.

(d)           Stockholder Registration Underwriters’ Cutback.  In the case of a Stockholder Registration, if the managing underwriter of any underwritten offering shall inform the Corporation by letter of its belief that the number of shares of Common Stock and Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Corporation shall include in such registration, to the extent of the total number of securities which the Corporation is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (subject to the last paragraph of this Section 4(d), the “Section 4(d) Sale Number”), securities in the following priority:

(i)            First, the Registrable Securities requested to be included by the Persons exercising demand rights in connection with such Stockholder Registration; and

(ii)           Second, to the extent that the number of securities to be included in the registration pursuant to Section 4(d)(i) is less than the Section 4(d) Sale Number, the Registrable Securities requested to be included by the Stockholders exercising piggyback rights pursuant to this Section 4; the securities requested to be included pursuant to this Section 4(d)(ii) shall be included on a pro rata basis based on the number of Registrable Securities subject to registration rights owned by each holder requesting inclusion in relation to the number of Registrable Securities then owned by all holders requesting inclusion, provided that the number of Registrable Securities owned by such Stockholders shall not include any shares underlying options.

Notwithstanding anything to the contrary set forth in this Section 4(d), in connection with a Stockholder Registration pursuant to an Apollo Registration Demand, Apollo shall be entitled to determine, in its sole discretion, the Section 4(d) Sale Number applicable to such registration.

(e)           Participation in Underwritten Offerings.

(i)            Any participation by the Stockholders in a registration by the Corporation shall be in accordance with the plan of distribution of the Corporation (subject, in the case of a Stockholder Registration pursuant to an Apollo Registration Demand, to the rights of Apollo in Section 3(a)).  Except as provided in Section 3(c), in all Underwritten Offerings, the Corporation shall have sole discretion to select the underwriters.

(ii)           If the Corporation at any time shall register shares of Stock for its own account under the Securities Act for sale to the public, no Employee Stockholder shall sell publicly, make any short sale of, grant any option for the purchase of or otherwise dispose publicly of any capital stock of the Corporation without the prior written consent of the Corporation for the period of time in which the Apollo Stockholders have similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of or otherwise dispose publicly of any capital stock of the Corporation.

(iii)          In connection with any proposed registered offering of securities of the Corporation in which any Stockholder has the right to include Registrable Securities pursuant to this Section 4, such Stockholder agrees (A) to supply any information reasonably requested by the Corporation in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering and (B) to execute and deliver any agreements and instruments being executed by all holders on substantially the same terms reasonably requested by the Corporation to effectuate such registered offering, including, without limitation, underwriting agreements, custody agreements, lock-ups, “hold back” agreements pursuant to which such Stockholder agrees not to sell or purchase any securities of the Corporation for the same period of time following the registered offering as is agreed to by the other participating holders, powers of attorney and questionnaires.

(iv)          If the Corporation requests that the Stockholders take any of the actions referred to in paragraph (iii) of this Section 4(e), the Stockholders shall take such action promptly but in any event within three (3) Business Days following the date of such request.  Furthermore, the Corporation agrees that it shall use commercially reasonably efforts to obtain any waivers to the restrictive sale and purchase provisions of any “hold back” agreement that are reasonably requested by a Stockholder.

(f)            Copies of Registration Statements.  The Corporation will, if requested, prior to filing any Registration Statement pursuant to this Section 4 or any amendment or supplement thereto, furnish to the Stockholders, and thereafter furnish to the Stockholders, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such Registration Statement (including each preliminary prospectus) as the Stockholders may reasonably request in order to facilitate the sale of the Registrable Securities by the Stockholders.

(g)           Expenses.  The Corporation shall pay all Registration Expenses in connection with a Corporation Registration or any Stockholder Registration, provided that each Stockholder shall pay all applicable underwriting fees, discounts and similar charges.

Section 5               Indemnification and Contribution.

(a)           The Corporation agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder, its officers, directors, employees, controlling persons, fiduciaries, stockholders, and general or limited partners (and the officers, directors, employees and stockholders or general or limited partners thereof) and representatives from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees) (“Losses”) caused by, arising out of, resulting from or related to (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of such Stockholder expressly for use therein, and (ii) any violation by the Corporation of any federal, state or common law rule, regulation or law applicable to the Corporation and relating to action required of or inaction by the Corporation in connection with any registration or offering of securities. Notwithstanding the preceding sentence, the Corporation shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (x) made in any preliminary prospectus if (A) such selling Stockholder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such Loss after the Corporation has furnished such selling Stockholder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission, or (y) in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Stockholder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such Loss after the Corporation had furnished such selling Stockholder with a sufficient number of copies of the same. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Stockholder or representative of such Stockholder and shall survive the transfer of securities by such Stockholder.

(b)           Each Stockholder agrees to indemnify and hold harmless the Corporation, its officers and directors and each Person (if any) that controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, only to the extent such statement or omission (i) was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Stockholder expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus and (ii) has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such Loss. The selling Stockholders also will indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Corporation, its officers and directors and each Person (if any) that controls the Corporation, if requested.  The Corporation and the selling Stockholders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 5(a) or Section 5(b), such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so, (ii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d)           If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation (on the one hand) and a Stockholder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Corporation and each Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d).  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 5(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5, no Stockholder shall be liable for indemnification or contribution pursuant to this Section 5 for any amount in excess of the net proceeds of the offering received by such Stockholder, less the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 6               Rule 144.

The Corporation covenants that so long as the Common Stock is registered pursuant to Section 12(b), Section 12(g) or Section 15(d) of the Securities Exchange Act, it will file any and all reports required to be filed by it under the Securities Act and the Securities Exchange Act (or,

if the Corporation is not required to file such reports, it will make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act) and that it will take such further action as the Stockholders may reasonably request, all to the extent required from time to time to enable the Stockholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, Rule 144A or Regulation S under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the written request of any Stockholder, the Corporation will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

Section 7               Board of Directors.

(a)           Nomination of Directors.  The Apollo Entities shall have the right to nominate for election to the Board:

(i)            no fewer than that number of directors that would constitute a majority of the number of directors that the Corporation would have if there were no vacancies on the Board, so long as the Apollo Entities collectively beneficially own at least 50% of the outstanding Stock of the Corporation; provided that nothing in this paragraph (i) of this Section 7(a) shall be construed to limit the right of the Apollo Entities to nominate directors to a number of such directors that is less than the number directors the Apollo Entities would be entitled to nominate pursuant to applicable law and the Corporation’s certificate of incorporation and bylaws;

(ii)           up to three (3) directors, so long as the Apollo Entities collectively beneficially own at least 30% of the outstanding Stock of the Corporation but less than 50% of the outstanding Stock of the Corporation;

(iii)          up to two (2) directors, so long as the Apollo Entities collectively beneficially own at least 20% of the outstanding Stock of the Corporation but less than 30% of the outstanding Stock of the Corporation; and

(iv)          up to one (1) directors, so long as the Apollo Entities collectively beneficially own at least 10% of the outstanding Stock of the Corporation but less than 20% of the outstanding Stock of the Corporation.

In the event the size of the Board is increased or decreased at any time to other than seven (7) directors, the Apollo Entities’ nomination rights under this Section 7(a) shall be proportionately increased or decreased, respectively, rounded up to the nearest whole number.

(b)           Election of Directors.  The Corporation shall take all action within its power to cause all nominees nominated pursuant to Section 7(a) to be included in the slate of nominees recommended by the Board to the Corporation’s stockholders for election as directors at each annual meeting of the stockholders of the Corporation (and/or in connection with any election by written consent) and the Corporation shall use all reasonable best efforts to cause the election of each such nominee, including soliciting proxies in favor of the election of such nominees.

(c)           Replacement of Directors.  In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director nominated pursuant to Section 7(a) or designated pursuant to this Section 7(c), or in the event of the failure of any such nominee to be elected, the Apollo Entities shall have the right to designate a replacement to fill such vacancy.  The Corporation shall take all action within its power to cause such vacancy to be filled by the replacement so designated, and the Board shall promptly elect such designee to the Board.  Upon the written request of the Apollo Entities, the Corporation shall take all actions necessary to remove, with or without cause, any director previously nominated pursuant to Section 7(a) or designated pursuant to this Section 7(c), and to elect any replacement director designated by the Apollo Entities as provided in the first sentence of this Section 7(c).

(d)           Committees.  So long as the Apollo Entities collectively beneficially own at least 30% of the outstanding Stock of the Corporation, the Corporation shall take all action within its power to cause any committee of the Board to include in its membership at least one of the Apollo Entities’ nominees, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

(e)           No Limitation.  The provisions of this Section 7 are intended to provide the Apollo Entities with the minimum Board representation rights set forth herein.  Nothing in this Agreement shall prevent the Corporation from having a greater number of nominees or designees of the Apollo Entities on the Board than otherwise provided herein.

(f)            Laws and Regulations.  Nothing in this Section 7 shall be deemed to require that any party hereto, or any Affiliate thereof, act or be in violation of any applicable provision of law, regulation, legal duty or requirement or stock exchange or stock market rule.

Section 8               Directors’ and Officers’ Insurance.

The Corporation shall maintain directors’ and officers’ liability insurance (including Side A coverage) covering the Corporation’s and its Subsidiaries’ directors and officers and issued by reputable insurers, with appropriate policy limits, terms and conditions (including “tail” insurance if necessary or appropriate).  The provisions of this Section 8 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

Section 9               Information.

For so long as the Apollo Entities collectively own 33 1/3% or greater of the outstanding Common Stock, Apollo will be entitled to the following contractual management rights with respect to the Corporation and its Subsidiaries:

(a)           Apollo shall be entitled to routinely consult with and advise senior management of the Corporation (defined as the Corporation’s Chief Executive Officer, Chief Financial Officer and Senior Vice President — Business Development and Land and above and, collectively, “Senior Management”) with respect to the Corporation’s business and financial matters, including management’s proposed annual operating plans, and, upon request, members of Senior Management will meet regularly (on a quarterly basis) during each year with representatives of Apollo (each such representative, a “Representative”) at the Corporation’s and/or its Subsidiaries’ facilities (or such other locations as the Corporation may designate) at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans. The Corporation agrees to give due consideration to the advice given and any proposals made by Apollo;

(b)           Apollo may inspect all books and records and facilities and properties of the Corporation at reasonable times and intervals.  The Corporation shall furnish Apollo with such available financial and operating data and other information with respect to the business and properties of the Corporation and its Subsidiaries as Apollo may reasonably request and at Apollo’s expense.  The Corporation shall permit the Representatives to discuss the affairs, finances and accounts of the Corporation and its Subsidiaries with, and to make proposals and furnish advice to, Senior Management; and

(c)           The Corporation shall, after receiving notice from Apollo as to the identity of any Representative:  (i) permit such Representative to attend all meetings of the Board as an observer, (ii) provide such Representative advance notice of each such meeting, including such meeting’s time and place, at the same time and in the same manner as such notice is provided to the members of the Board, (iii) provide, with Apollo’s consent, the Representative with copies of all materials, including notices, minutes, consents and regularly compiled financial and operating data distributed to the members of the Board at the same time as such materials are distributed to such Board, and shall permit the Representative to have the same access to information concerning the business and operations of the Corporation, and (iv) permit the Representative to discuss the affairs, finances and accounts of the Corporation with, and to make proposals and furnish advice with respect thereto to, the Board, without voting, and the Board and the Corporation’s officers shall give due consideration thereto (recognizing that the ultimate discretion with respect to all such matters shall be retained by the Board).

The Corporation agrees to consider, in good faith, the recommendations of Apollo in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Corporation.

Section 10             Certain Actions.

(a)           Subject to the provisions of Section 10(b), without the approval of a majority the Board as provided for in the bylaws of the Corporation, which must include the approval of a majority of the directors nominated by Apollo Stockholders voting on such matter, the Corporation shall not, and (to the extent applicable) shall not permit any Subsidiary of the Corporation to:

(i)            amend, modify or repeal any provision of the certificate of incorporation and bylaws or similar organizational documents of the Corporation in a manner that adversely affects the Apollo Entities;

(ii)           issue additional equity interests of the Corporation, other than (A) any award under any stockholder approved equity compensation plan, (B) any intra-company issuance among the Corporation and its Subsidiaries or (C) any issuance of equity interests pursuant to the Exchange Agreement;

(iii)          merge or consolidate with or into any other entity, or transfer (by lease, assignment, sale or otherwise) all or substantially all of the Corporation’s and its Subsidiaries’ assets, taken as a whole, to another entity, or enter into or agree to undertake any transaction that would constitute a “Change of Control” as defined in the Corporation’s or its Subsidiaries’ principal credit facilities or note indentures;

(iv)          any (A) acquisition by the Corporation or any Subsidiary of the equity interests or assets of any Person, or the acquiring by the Corporation or any Subsidiary by any other manner of any business, properties, assets, or Persons, in one transaction or a series of related transactions or (B) disposition of assets of the Corporation or any Subsidiary or the shares or other equity interests of any Subsidiary, in each case where the amount of consideration for any such acquisition or disposition exceeds $100 million in any single transaction, or an aggregate amount of $200 million in any series of transactions during a calendar year;

(v)           the incurrence of indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another Person) that would result in the Company’s total net indebtedness to adjusted EBITDA for the trailing twelve month period exceeding 2.50:1.0;

(vi)          terminate the Chief Executive Officer or designate a new Chief Executive Officer of the Corporation; or

(vii)         change the size of the Board.

(b)           The approval rights set forth in Section 10(a) shall terminate at such time as the Apollo Stockholders no longer collectively beneficially own at least 33 1/3% of the total number of shares of Common Stock outstanding at any time.

Section 11             Limitations.

Anything contained herein to the contrary notwithstanding, the Corporation’s obligations hereunder shall in all respects be subject to the terms and provisions of any lending or financing agreements to which the Corporation is a party with third persons who are not Affiliates of the Corporation or the Apollo Entities, provided that such terms and provisions apply ratably to all Stockholders.

Section 12             Legend on Stock Certificates.

Each certificate or book-entry notation representing shares of Stock owned by the Stockholders shall bear the following legend as and to the extent required under Section 2:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF                    , 2013, AMONG THE ISSUER OF SUCH SECURITIES AND THE OTHER PARTIES NAMED THEREIN.  THE TERMS OF SUCH STOCKHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ATHLON ENERGY INC.

Section 13             Duration of Agreement.

This Agreement shall terminate automatically upon:  (i) the dissolution of the Corporation (unless the Corporation continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction) or (ii) the consummation of a Control Disposition; provided, however, that (A) for so long as the Apollo Stockholders collectively own any Registrable Securities, Sections 3 and 4 may not be terminated without the prior written consent of Apollo, (B) for so long as the Apollo Stockholders collectively own at least 33 1/3% of the outstanding Common Stock, Sections 7, 9 and 10 may not be terminated without the prior written consent of Apollo and (C) the indemnification provisions of Section 5 and the covenants in Section 9 shall survive any termination. Any Stockholder who disposes of all of his, her or its Common Stock in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder.

Section 14             Severability.

If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

Section 15             Governing Law; Jurisdiction.

(a)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its choice or conflict of law provisions or rules.

(b)           The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the federal courts of the United States of America located in the City and

County of New York, Borough of Manhattan, or the courts of the State of New York located in the City and County of New York, Borough of Manhattan.  By execution and delivery of this Agreement each party hereto irrevocably submits to the jurisdiction of such courts for himself and in respect of his property with respect to such action.  The parties hereto irrevocably agree that venue for such action would be proper in such court and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.  The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

Section 16             JURY TRIAL.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

Section 17             Stock Dividends, Etc.

The provisions of this Agreement shall apply to any and all shares of capital stock of the Corporation or any successor or assignee of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the shares of Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Corporation as so changed.

Section 18             Benefits of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and each Stockholder and any spouse of each individual Employee Stockholder and their permitted assigns, legal representatives, heirs and beneficiaries.  Notwithstanding anything to the contrary contained herein, but subject to Section 2(b), the Apollo Entities may assign their rights or obligations, in whole or in part, under this Agreement to one or more of their Affiliates and may assign their registration rights and obligations under Sections 3 and 4, in whole or in part, to any party to whom they transfer any shares of Stock.  Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third-party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

Section 19             Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered or sent by telecopier, (b) sent by nationally recognized overnight courier or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(i)            If to the Corporation, to:

Athlon Energy Inc.
420 Throckmorton Street, Suite 1200
Fort Worth, Texas 76102
Attention:  Robert C. Reeves
Telecopier:  (817) 984-8217

with copies to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attn:  Sean T. Wheeler
Fax:  (713) 546-5401

(ii)           If to Apollo, to:

Apollo Management VII, L.P.
9 West 57th Street
New York, New York 10019
Attn:  Rakesh Wilson and Laurie D. Medley
Fax:  (212) 515-3251

with copies to:

(iii)          If to the Stockholders, to their respective addresses set forth on Schedule A or to such other address as the party to whom notice is to be given may have furnished to such other party in writing in accordance herewith.  Any such communication shall be deemed to have been received (a) when delivered, if personally delivered or sent by telecopier, (b) the next Business Day after delivery, if sent by nationally recognized, overnight courier and (c) on the third (3rd) Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail.

Section 20             Modification; Waiver.

This Agreement may be amended, modified or supplemented only by a written instrument duly executed by (a) the Corporation and (b) (i) for so long as the Apollo Entities collectively own at least 33 1/3% of the Stock, the vote of the shares of Stock owned by the Apollo Entities, and (ii) only for matters that adversely affect the rights or obligations of the Employee Stockholders under this Agreement, a majority of the shares of Stock owned by the Employee Stockholders as of the date the vote is taken; provided that (A) for so long as the Apollo Stockholders own any Registrable Securities, Sections 3, 4 and 20 may not be amended without the prior written consent of Apollo, (B) Section 8 may not be amended without the prior written consent of Apollo and (iii) for so long as the Apollo Stockholders collectively own at least 33 1/3% of the outstanding Common Stock, Sections 7, 9 and 10 may not be amended without the prior written consent of Apollo. No course of dealing between the Corporation or its Subsidiaries and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement.  The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 21             Entire Agreement.

Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith, from and after the completion of the IPO.  Unless otherwise provided herein, any consent required by the Corporation may be withheld by the Corporation in its sole discretion.

Section 22             Inconsistent Arrangements and Dispositions.

No Stockholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Stock on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of any Stock in a manner inconsistent with this Agreement.  Any Disposition or attempted Disposition in breach of this Agreement shall be void ab initio and of no effect.  In connection with any attempted Disposition in breach of this Agreement, the Corporation may hold and refuse to transfer any Stock or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Stockholders.  Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

Section 23             Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement.  The failure of any Stockholder to execute this Agreement does not make it invalid as against any other Stockholder.

Section 24             Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 25             Director and Officer Actions.

No director or officer of the Corporation shall be personally liable to the Corporation or any Stockholder as a result of any acts or omissions taken under this Agreement in good faith.

Section 26             Certain Certificates.

Each Stockholder that is an entity that was formed for the sole purpose of acquiring shares of Stock or that has no substantial assets other than shares of Stock or interests in shares of Stock agrees that (i) certificates of shares of its common stock or other instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the transfer of Stock as if such common stock or other equity interests were shares of Stock and (ii) no such shares of common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such shares or equity interests were shares of Stock.

Section 27             Apollo Stockholder Parties.

In the event that any Apollo Entity that is not an Apollo Stockholder as of the time this Agreement becomes effective thereafter becomes an Apollo Stockholder, such Apollo Entity shall automatically become party to this Agreement and this Agreement shall be amended and restated to provide that the Apollo Entities or a designee of the Apollo Entities shall have all of the rights and obligations of the Apollo Entities hereunder.

[Signature Page to Follow]

The parties have signed this agreement as of the date first written above.

ATHLON ENERGY INC.

By:
Robert C. Reeves
Chief Executive Officer

STOCKHOLDERS:

APOLLO ATHLON HOLDINGS, L.P.

By:	Apollo Advisors VII (APO DC), L.P.,
its general partner

By:	Apollo Advisors VII (APO DC-GP), LLC,
its general partner

By:
	Name:	Laurie D. Medley
	Title:	Vice President

AP OVERSEAS VII (ATHLON FC) HOLDINGS, L.P.

By:	Apollo Advisors VII (APO DC), L.P.,
its general partner

By:	Apollo Advisors VII (APO DC), LLC,
its general partner

By:
	Name:	Laurie D. Medley
	Title:	Vice President

The parties have signed this agreement as of the date first written above.

Robert C. Reeves

Nelson K. Treadway

Bud W. Holmes

Jennifer L. Palko